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                                                                    EXHIBIT 23.6


                                   DEAN HAWS
                                 P. O. Box 1071
                                Gilmer, TX 75644





Albert L. Welsh, President
Summit Environmental Corporation, Inc.
4334 N.W. Expressway, Suite 202
Oklahoma City, OK  73116

Dear Mr. Welsh:

The undersigned consents to serve as a director of Summit Environmental Corporation, Inc. should the proposed merger between it and Summit Technologies, Inc. be approved and effected. Further, the undersigned consents to being named in Form SB-2 and Form S-4 Registration Statements filed with the Securities and Exchange Commission as a person who will so serve as a director.

                               Sincerely,

                               /s/ Dean Haws

                               Dean Haws

Dated:  March 18, 1998





                                                                    Exhibit 23.6
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